Exhibit 99.1

The First Bancshares, Inc. Reports Results for Fourth Quarter ended December 31, 2022; Increases Quarterly Dividend 5%

HATTIESBURG, Miss.--(BUSINESS WIRE)--January 25, 2023--The First Bancshares, Inc. (“FBMS” or “the Company”) (NASDAQ: FBMS), holding company for The First Bank, (www.thefirstbank.com) reported today financial results for the quarter ended December 31, 2022.

Highlights:

  Effective January 1, 2023, the Company closed its acquisition of Heritage Southeast Bancorporation, Inc., parent company of Heritage Southeast Bank (“Heritage Bank”) based in Jonesboro, Georgia. Heritage Bank will increase the Company’s presence in Southern Georgia as well as provide entry into the fast growing markets of Atlanta and Savannah, Georgia and Jacksonville, Florida. Heritage Bank will add approximately $1.6 billion of assets and twenty four locations. Systems conversion is scheduled for the end of the first quarter of 2023.
  During the quarter, the Company completed the systems conversion related to the acquisition of Beach Bancorp, Inc., parent of Beach Bank (together with Beach Bancorp, Inc., “Beach Bank”)
  Net income available to common shareholders totaled $16.3 million for the quarter ended December 31, 2022, representing an increase of $2.3 million, or 16.0%, compared to $14.0 million for the quarter ended September 30, 2022.
  In the year-over-year comparison, net income available to common shareholders decreased $1.2 million, or 1.9%, from $64.2 million for the year ended December 31, 2021 to $62.9 million for the same period ended December 31, 2022. Over that same period, Paycheck Protection Program (“PPP”) loan fees decreased $9.8 million.
  Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) increased $3.9 million, or 6.1%, to $68.3 million for the year ended December 31, 2022 as compared to $64.4 million for the same period ended December 31, 2021.
  Total loans, excluding PPP loans, increased 1.5% for the quarter representing net growth of $55.5 million, or 6.0% on an annualized basis, as compared to the quarter ended September 30, 2022.
  Net Interest Margin FTE increased 23 bps to 3.37% for the quarter ended December 31, 2022 from 3.14% for the quarter ended December 31, 2021.
  Total nonperforming assets decreased $12.9 million to $17.7 million at December 31, 2022 from $30.6 million at December 31, 2021.

M. Ray “Hoppy” Cole, President and Chief Executive Officer, commented, “2022 was another exceptional year in the history of our Company. We continued to execute on our strategic vision of building a high performing southeastern community bank through a combination of acquisitive and organic growth.

We closed Beach Bank in August 2022 and Heritage Bank effective January 2023, these two acquisitions added approximately $2.3 billion in assets in Florida and Georgia. The acquisitions of Beach Bank and Heritage Southeast strengthened our presence in the Florida panhandle and South Georgia, as well as opened up new markets in Atlanta, Jacksonville and Tampa. In addition to the growth through acquisitions, we also recorded record organic net loan growth of $359.1 million or 12.3% of total loans and a 6.1% increase in net operating income available to common shareholders.

We believe we are well positioned given the strength of our balance sheet and quality of our earnings stream to continue to build substantial value for our shareholders.”

Quarterly Earnings

Net income available to common shareholders totaled $16.3 million for the quarter ended December 31, 2022, an increase of $2.3 million, or 16.0%, compared to $14.0 million for the quarter ended September 30, 2022.

Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) decreased $2.5 million, or 12.5%, to $17.2 million for quarter ended December 31, 2022 as compared to $19.6 million for the quarter ended September 30, 2022. The decrease in net earnings available to common shareholders resulted in part from $1.5 million in nonaccrual interest income recapture recorded in the quarter ended September 30, 2022 and from expense of $0.7 million incurred in the quarter ended December 31, 2022 related to year end accruals for salaries and benefits.

The Company recorded a provision for loan losses of $0.7 million for the quarter ended December 31, 2022 and $4.3 million for the quarter ended September 30, 2022. The $4.3 million provision in respect of the quarter ended September 30, 2022 included $3.9 million for the CECL day 1 provision for loan losses attributable to the acquired Beach Bank loans.

Earnings Per Share

For the fourth quarter of 2022, fully diluted earnings per share were $0.67, compared to $0.61 for the third quarter of 2022 and $0.75 for the fourth quarter of 2021. The decrease in fully-diluted earnings per share when compared to the same quarter last year was primarily attributable to expenses associated with the acquisition of Beach Bank, and the pending acquisition of Heritage Bank as well as the additional shares issued for the acquisition of Beach Bank.

Fully diluted earnings per share, operating (non-GAAP) were $0.71 for the fourth quarter of 2022 compared to $0.85 for the third quarter of 2022 and $0.76 for the fourth quarter of 2021.

Effective August 1, 2022, the Company issued 3,498,936 shares of its common stock in conjunction with the closing of the acquisition of Beach Bank. Fully diluted earnings per share for the first and second quarters of 2022 were increased in part by the purchase by the Company of 600,000 shares of its common stock during the first quarter of 2022.

Balance Sheet

Consolidated assets increased $6.9 million to $6.462 billion at December 31, 2022 from $6.455 billion at September 30, 2022.

PPP loans at December 31, 2022 were $0.7 million, a decrease of $0.7 million from September 30, 2022, due to loan forgiveness under the PPP program.

Total loans were $3.774 billion for the quarter ended December 31, 2022, as compared to $3.719 billion for the quarter ended September 30, 2022, and $2.960 billion for the quarter ended December 31, 2021, representing an increase of $54.8 million, or 1.5%, for the sequential quarter comparison, and an increase of $814.6 million, or 27.5%, for the prior year quarterly comparison. During August 2022, loans totaling $496.0 million were acquired in the Beach Bank acquisition. PPP loans totaled $0.7 million for the quarter ended December 31, 2022, $1.4 million for the quarter ended September 30, 2022, and $41.1 million for the quarter ended December 31, 2021.

Excluding the PPP loans, total loans increased $55.5 million, or 1.5% as compared to the quarter ended September 30, 2022, or 6.0% on an annualized basis.

Excluding the PPP loans and acquired Beach Bank loans, total loans increased $359.1 million, or 12.3% compared to year-end December 31, 2021.

Total deposits were $5.494 billion for the quarter ended December 31, 2022, as compared to $5.551 billion for the quarter ended September 30, 2022, and $5.227 billion for the quarter ended December 31, 2021, representing a decrease of $56.9 million, or 1.0%, for the sequential quarter comparison, and an increase of $267.6 million, or 5.1%, for the prior year quarterly comparison. During August 2022, deposits totaling $406.9 million were acquired in the Beach Bank acquisition.

Book value per share increased to $26.92 at December 31, 2022 from $25.86 at September 30, 2022.

Tangible book value per share (non-GAAP) increased to $17.97 at December 31, 2022 from $16.93 at September 30, 2022. This increase was the result of the change in accumulated other comprehensive income as well as earnings net of dividends for the quarter. The balance in accumulated other comprehensive income improved $13.1 million to $149.0 million at December 31, 2022 from $162.0 million at September 30, 2022.

Asset Quality

Nonperforming assets totaled $17.7 million at December 31, 2022, a decrease of $9.0 million compared to $26.7 million at September 30, 2022 and a decrease of $12.9 million compared to $30.6 million at December 31, 2021.

Nonaccrual loans totaled $12.6 million, a decrease of $3.3 million as compared to September 30, 2022 and a decrease of $15.4 million as compared to December 31, 2021. During the quarter ended September 30, 2022, one large relationship with a balance of $10.2 million was upgraded to accrual status. This upgrade resulted in $1.5 million in interest income being recognized during the third quarter of 2022.

The ratio of the allowance for credit losses (ACL) to total loans was 1.03% at December 31, 2022, 1.03% at September 30, 2022 and 1.04% at December 31, 2021. The ratio of annualized net charge-offs (recoveries) to total loans was 0.004% for the quarter ended December 31, 2022 compared to (0.04%) for the quarter ended September 30, 2022 and 0.03% for the quarter ended December 31, 2021.

Fourth Quarter 2022 vs Third Quarter 2022 Earnings Comparison

Net income available to common shareholders for the fourth quarter of 2022 increased $2.3 million to $16.3 million compared to $14.0 million for the third quarter of 2022.

Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) decreased $2.5 million, or 12.5%, to $17.2 million for quarter ended December 31, 2022 as compared to $19.6 million for the quarter ended September 30, 2022. The decrease in net earnings available to common shareholders resulted in part from $1.5 million in nonaccrual interest income recapture recorded in the quarter ended September 30, 2022 and from expense of $0.7 million incurred in the quarter ended December 31, 2022 related to year end accruals for salaries and benefits.

Net interest income for the fourth quarter of 2022 was $47.9 million as compared to $49.1 million for the third quarter of 2022, a decrease of $1.2 million. When adjusted for nonaccrual interest income recaptured during the third quarter of $1.5 million, net interest income actually increased $0.3 million in the quarterly comparison.

Fourth quarter 2022 FTE net interest margin (non-GAAP) of 3.37% included 8 basis points related to purchase accounting adjustments compared to 3.50% for the third quarter in 2022, which included 6 basis points related to purchase accounting adjustment as well as 10 bps related to the $1.5 million in nonaccrual interest income recapture.

Investment securities totaled $1.983 billion, or 30.7% of total assets at December 31, 2022, compared to $2.004 billion, or 31.0% of total assets at September 30, 2022. The average balance of investment securities decreased $114.6 million in sequential-quarter comparison. The average tax equivalent yield on investment securities (non-GAAP) increased 8 basis point to 2.48% from 2.40% in sequential-quarter comparison. The investment portfolio had a net unrealized loss of $161.2 million at December 31, 2022 as compared to a net unrealized loss of $216.9 million at September 30, 2022.

The FTE average yield on all earning assets (non-GAAP) increased in sequential-quarter comparison from 3.83% to 4.06%. Interest expense on average interest bearing liabilities increased 51 basis points from 0.48% for the third quarter of 2022 to 0.99% for the fourth quarter of 2022.

Cost of all deposits averaged 51 basis points for the fourth quarter of 2022 compared to 19 basis points for the third quarter of 2022. This increase was a result of rising interest rates and increased competition for deposits.

Non-interest income decreased $0.9 million from $9.0 million to $8.1 million in the sequential-quarter comparison, attributable to decreases in mortgage income of $0.6 million and interchange fee income of $0.2 million.

Non-interest expense for the fourth quarter of 2022 was $35.0 million compared to $35.9 million for the third quarter of 2022, a decrease of $0.9 million, largely attributed to the decrease in acquisition charges and charter conversion expenses of $2.5 million which was partially offset by $0.9 million in expenses related to the operations of Beach Bank.

Fourth Quarter 2022 vs. Fourth Quarter 2021 Earnings Comparison

Net income available to common shareholders for the fourth quarter of 2022 totaled $16.3 million compared to $15.8 million for the fourth quarter of 2021, an increase of $0.5 million or 3.2%.

Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) increased $1.2 million, or 7.3%, to $17.2 million for quarter ended December 31, 2022 as compared to $16.0 million for the quarter ended December 31, 2021.

Net interest income for the fourth quarter of 2022 was $47.9 million, an increase of $8.2 million or 20.5% when compared to the fourth quarter of 2021. Fully tax equivalent (“FTE”) net interest income (non-GAAP) totaled $48.9 million and $40.4 million for the fourth quarter of 2022 and 2021, respectively. Purchase accounting adjustments increased $0.2 million for the fourth quarter comparisons.

Fourth quarter of 2022 FTE net interest margin (non-GAAP) was 3.37% which included 8 basis points related to purchase accounting adjustments compared to 3.14% for the same quarter in 2021, which included 7 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) increased 22 basis point in prior year quarterly comparison primarily due to an increase in average loans and investment securities as well as interest rate increases.

Non-interest income decreased $1.5 million for the fourth quarter of 2022 as compared to the fourth quarter of 2021. This decrease was attributable to a $0.9 million decrease in mortgage income as well as a $1.3 million bargain purchase gain recorded in the fourth quarter of 2021.

Fourth quarter 2022 non-interest expense was $35.0 million, an increase of $4.3 million, or 13.8% as compared to the fourth quarter of 2021. For the fourth quarter of 2022, charges related to the ongoing operations of the Cadence Bank branches totaled $0.7 million and Beach Bank totaled $3.0 million.

Investment securities totaled $1.983 billion, or 30.7% of total assets at December 31, 2022, compared to $1.774 billion, or 29.2% of total assets at December 31, 2021. For the fourth quarter of 2022 compared to the fourth quarter of 2021, the average balance of investment securities increased $412.3 million. The average tax equivalent yield on investment securities (non-GAAP) increased 51 basis points to 2.48% from 1.97% in the prior year quarterly comparison. The investment portfolio had a net unrealized loss of $161.2 million at December 31, 2022 as compared to a net unrealized gain of $10.7 million at December 31, 2021.

The FTE average yield on all earning assets (non-GAAP) increased 60 basis points in prior year quarterly comparison, from 3.46% for the fourth quarter of 2021 to 4.06% for the fourth quarter of 2022. Interest expense on average interest bearing liabilities increased 51 basis points from 0.48% for the fourth quarter of 2021 to 0.99% for the fourth quarter of 2022.

Cost of all deposits averaged 51 basis points for the fourth quarter of 2022 compared to 19 basis points for the fourth quarter of 2021. This increase was a result of rising interest rates and increased competition for deposits.

Year-over-Year Earnings Comparison

In the year-over-year comparison, net income available to common shareholders decreased $1.2 million, or 1.9%, from $64.2 million for the year ended December 31, 2021 to $62.9 million for the same period ended December 31, 2022. In the year-over-year comparison, PPP loan fee income decreased $9.8 million.

Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) increased $3.9 million, or 6.1%, to $68.3 million for the year ended December 31, 2022 as compared to $64.4 million for the same period ended December 31, 2021.

Net interest income after provision for credit losses was $172.2 million for the twelve months ended December 31, 2022, an increase of $14.0 million as compared to the same period ended December 31, 2021, primarily due to interest income earned on a higher volume of loans and securities and increased interest rates.

Non-interest income was $37.0 million for the year ended December 31, 2022, a decrease of $0.5 million as compared to the same period ended December 31, 2021. Increased service charges on deposit accounts and interchange fee income of $2.5 million was offset by a decrease in mortgage income of $4.5 million.

Non-interest expense was $130.5 million for the year ended December 31, 2022, an increase of $15.9 million as compared to the same period ended December 31, 2021. An increase of $4.8 million in acquisition and charter conversion charges and $3.3 million related to the ongoing operations of the Cadence Bank branches and $5.1 million related to the Beach Bank branch operations accounted for the increase in non-interest expense.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend of $0.21 per share, a 5% increase over previous quarter, to be paid on its common stock on February 24, 2023 to shareholders of record as of the close of business on February 8, 2023.

Conference Call

The Company will host a conference call for analysts and investors to discuss the Company’s financial results at 9:30 a.m. Central Time on Thursday, January 26, 2023. Investors and analysts may participate by clicking on the Participant Conference Link: https://register.vevent.com/register/BI8f25f7d93b164314bb9ed2b26dcd36a1. An audio archive of the conference call along with the transcript will be available within 24-48 hours after the call and placed in the Investor Relations section of our website.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank (“The First”). Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes pre-tax, pre-provision operating earnings, FTE net interest income, FTE net interest margin, core net interest margin, average tax equivalent yield on investment securities, FTE average yield on all earning assets, total tangible common equity, tangible book value per common share, net earnings available to common shareholders, operating, diluted earnings per share, efficiency ratio, operating and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value, net earnings available to common shareholders, diluted earnings per share, efficiency ratio, or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) prevailing, or changes in, economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations, including the effects of declines in the real estate market, high unemployment rates, inflationary pressure, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; (3) interest rate risk, including the effects of rising interest rates; (4) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (5) changes in applicable laws, rules, or regulations; (6) risks related to the Company’s recently completed and pending acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (7) changes in management’s plans for the future; (8) credit risk associated with our lending activities; (9) changes in loan demand, real estate values, or competition; (10) changes in accounting principles, policies, or guidelines; (11) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (12) higher inflation and its impacts; (13) significant turbulence or disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (14) the effects of war or other conflicts including the impacts relating to or resulting from Russia’s military action in Ukraine; and (15) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the SEC, which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands except per share data)
EARNINGS DATA	Quarter Ended 12/31/22	Quarter Ended 9/30/22	Quarter Ended 6/30/22	Quarter Ended 3/31/22	Quarter Ended 12/31/21
Total Interest Income	$57,923	$53,874	$45,847	$42,741	$43,885
Total Interest Expense	10,002	4,726	3,746	4,102	4,128
Net Interest Income	47,921	49,148	42,101	38,639	39,757
Net Interest Income excluding PPP Fee Income	47,899	48,986	41,563	37,643	37,151
FTE net interest income*	48,916	50,122	43,042	39,459	40,425
Provision for credit losses	705	4,300	600	-	(1,104)
Non-interest income	8,131	9,022	8,664	11,157	9,593
Non-interest expense	35,040	35,903	30,955	28,590	30,789
Earnings before income taxes	20,307	17,967	19,210	21,206	19,665
Income tax expense	4,012	3,924	3,457	4,377	3,874
Net income available to common shareholders	$16,295	$14,043	$15,753	$16,829	$15,791

PER COMMON SHARE DATA
Basic earnings per share	$0.68	$0.61	$0.77	$0.81	$0.75
Diluted earnings per share	0.67	0.61	0.76	0.81	0.75
Diluted earnings per share, operating*	0.71	0.85	0.80	0.72	0.76
Quarterly dividends per share	.20	.19	.18	.17	.16
Book value per common share at end of period	26.92	25.86	27.30	28.82	32.17
Tangible book value per common share at period end*	17.97	16.93	18.32	19.79	23.31
Market price at end of period	32.01	29.87	28.60	33.66	38.62
Shares outstanding at period end	24,025,762	24,028,120	20,529,124	20,484,830	21,019,037
Weighted average shares outstanding:
Basic	24,027,189	22,861,795	20,507,451	20,697,946	21,020,768
Diluted	24,168,544	22,979,529	20,615,928	20,846,997	21,175,323

AVERAGE BALANCE SHEET DATA
Total assets	$6,446,521	$6,372,872	$6,112,241	$6,202,669	$5,664,336
Loans and leases	3,749,561	3,492,110	3,013,228	2,945,877	2,956,657
Total deposits	5,515,713	5,503,040	5,347,415	5,361,480	4,814,945
Total common equity	617,049	630,744	593,410	666,561	672,121
Total tangible common equity*	408,365	424,873	408,855	480,922	500,639

SELECTED RATIOS
Annualized return on avg assets (ROA)	1.01%	0.88%	1.03%	1.09%	1.12%
Annualized return on avg assets, operating*	1.07%	1.23%	1.08%	0.97%	1.13%
Annualized pre-tax, pre-provision, operating*	1.38%	1.63%	1.36%	1.24%	1.33%
Annualized return on avg common equity, operating*	11.14%	12.46%	11.12%	8.99%	9.53%
Annualized return on avg tangible common equity, oper*	16.83%	18.49%	16.14%	12.46%	12.80%
Average loans to average deposits	67.98%	63.46%	56.35%	54.95%	61.41%
FTE Net Interest Margin*	3.37%	3.50%	3.09%	2.78%	3.14%
Efficiency Ratio	61.42%	60.70%	59.87%	56.48%	61.56%
Efficiency Ratio, operating*	59.34%	54.55%	57.66%	58.37%	59.91%
*See reconciliation of Non-GAAP financial measures
CREDIT QUALITY
Allowance for credit losses (ACL) as a % of total loans	1.03%	1.03%	1.04%	1.06%	1.04%
Nonperforming assets to tangible equity + ACL	3.76%	6.01%	6.41%	6.31%	5.88%
Nonperforming assets to total loans + OREO	0.47%	0.72%	0.84%	0.93%	1.03%
Annualized QTD net charge-offs (recoveries) to total loans	0.004%	(0.04%)	(0.04%)	(0.12%)	0.03%

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022	Dec 31, 2021
Assets
Cash and cash equivalents	$145,315	$163,841	$356,771	$802,613	$919,713
Securities available for sale	1,257,101	1,379,410	1,489,247	1,591,677	1,751,832
Securities held to maturity	691,484	593,553	593,154	372,062	-
Other investments	33,944	31,060	22,588	22,226	22,226
Total investment securities	1,982,529	2,004,023	2,104,989	1,985,965	1,774,058
Loans held for sale	4,443	2,225	6,703	8,213	7,678
Total loans	3,774,157	3,719,388	3,124,924	2,970,246	2,959,553
Allowance for credit losses	(38,917)	(38,356)	(32,400)	(31,620)	(30,742)
Loans, net	3,735,240	3,681,032	3,092,524	2,938,626	2,928,811
Premises and equipment	153,068	150,480	132,724	131,813	132,448
Other Real Estate Owned	4,832	10,328	1,985	2,835	2,565
Goodwill and other intangibles	214,890	214,708	184,323	185,104	186,171
Other assets	221,400	228,211	157,406	140,926	125,970
Total assets	$6,461,717	$6,454,848	$6,037,425	$6,196,095	$6,077,414

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$1,630,203	$1,770,848	$1,658,288	$1,648,451	$1,550,381
Interest-bearing deposits	3,864,201	3,780,450	3,647,909	3,789,333	3,676,403
Total deposits	5,494,404	5,551,298	5,306,197	5,437,784	5,226,784
Borrowings	130,100	90,000	-	-	-
Subordinated debentures	145,027	144,952	144,876	144,801	144,726
Other liabilities	45,523	47,127	25,900	23,117	29,732
Total liabilities	5,815,054	5,833,377	5,476,973	5,605,655	5,401,242
Total shareholders’ equity	646,663	621,471	560,452	590,440	676,172
Total liabilities and shareholders’ equity	$6,461,717	$6,454,848	$6,037,425	$6,196,095	$6,077,414

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Interest Income:
Loans, including fees	$45,583	$41,456	$34,058	$33,354	$36,035
Investment securities	11,251	11,598	11,152	8,574	7,032
Accretion of purchase accounting adjustments	1,086	818	605	800	800
Other interest income	3	2	32	13	18
Total interest income	57,923	53,874	45,847	42,741	43,885
Interest Expense:
Deposits	7,206	2,863	1,923	2,302	2,371
Borrowings	1,015	92	-	-	-
Subordinated debentures	1,946	1,886	1,841	1,819	1,818
Accretion of purchase accounting adjustments	(165)	(115)	(18)	(19)	(61)
Total interest expense	10,002	4,726	3,746	4,102	4,128
Net interest income	47,921	49,148	42,101	38,639	39,757
Provision for credit losses	705	4,300	600	-	(1,104)
Net interest income after provision for credit losses	47,216	44,848	41,501	38,639	40,861

Non-interest Income:
Service charges on deposit accounts	2,277	2,219	2,038	2,040	1,901
Mortgage Income	625	1,221	1,227	1,230	1,556
Interchange Fee Income	3,093	3,310	3,102	3,197	3,029
Gain (Loss) on securities, net	-	1	(80)	(3)	36
Financial Assistance Award/Bank Enterprise Award/RRP Grant	-	-	171	702	-
Bargain Purchase Gain and (Loss) on Sale of Land	-	-	165	-	1,300
BOLI income from death proceeds	-	-	-	1,630	-
Other charges and fees	2,136	2,271	2,041	2,361	1,771
Total non-interest income	8,131	9,022	8,664	11,157	9,593

Non-interest expense:
Salaries and employee benefits	19,934	19,099	17,237	16,799	17,519
Occupancy expense	4,305	3,826	3,828	3,876	3,948
FDIC/OCC premiums	514	496	546	566	550
Marketing	135	50	122	86	113
Amortization of core deposit intangibles	1,309	1,227	1,064	1,064	982
Other professional services	971	1,256	768	563	1,282
Acquisition and charter conversion charges	1,190	3,640	1,172	408	1,602
Other non-interest expense	6,682	6,309	6,218	5,228	4,793
Total Non-interest expense	35,040	35,903	30,955	28,590	30,789
Earnings before income taxes	20,307	17,967	19,210	21,206	19,665
Income tax expense	4,012	3,924	3,457	4,377	3,874
Net income available to common shareholders	$16,295	$14,043	$15,753	$16,829	$15,791

Diluted earnings per common share	$0.67	$0.61	$0.76	$0.81	$0.75
Diluted earnings per common share, operating*	$0.71	$0.85	$0.80	$0.72	$0.76
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2022	2021
Interest Income:
Loans, including fees	$152,741	$135,780
PPP loan fee income	1,718	11,499
Investment securities	42,575	25,420
Accretion of purchase accounting adjustments	3,309	3,924
Other interest income	50	122
Total interest income	200,393	176,745
Interest Expense:
Deposits	14,295	12,304
Borrowings	1,107	340
Subordinated debentures	7,492	7,279
Amortization of purchase accounting adjustments	(317)	(242)
Total interest expense	22,577	19,681
Net interest income	177,816	157,064
Provision for credit losses	5,605	(1,104)
Net interest income after provision for credit losses	172,211	158,168

Non-interest Income:
Service charges on deposit accounts	8,668	7,264
Mortgage Income	4,303	8,823
Interchange Fee Income	12,702	11,562
Gain (loss) on securities, net	(82)	143
Financial Assistance Award/Bank Enterprise Award/RRP Grant	873	1,826
Bargain Purchase Gain and Loss on Sale of Fixed Assets	165	903
BOLI income from death proceeds	1,630	-
Other charges and fees	8,702	6,952
Total non-interest income	36,961	37,473

Non-interest expense:
Salaries and employee benefits	73,077	65,856
Occupancy expense	15,835	15,562
FDIC/OCC premiums	2,122	2,074
Marketing	393	391
Amortization of core deposit intangibles	4,664	4,137
Other professional services	3,558	4,198
Acquisition & charter conversion charges	6,410	1,607
Other non-interest expense	24,424	20,734
Total Non-interest expense	130,483	114,559
Earnings before income taxes	78,689	81,082
Income tax expense	15,770	16,915
Net income available to common shareholders	$62,919	$64,167

Diluted earnings per common share	$2.84	$3.03
Diluted earnings per common share, operating*	$3.08	$3.04
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands)
COMPOSITION OF LOANS	Dec 31, 2022	Percent of Total	Sept 30, 2022	June 30, 2022	Mar 31, 2022	Dec 31, 2021	Percent of Total
Commercial, financial and agricultural	$506,907	13.4%	$489,225	$379,363	$364,702	$375,379	12.7%
Real estate – construction	475,956	12.6%	481,100	429,946	387,290	364,075	12.3%
Real estate – commercial	1,626,066	43.0%	1,595,944	1,319,821	1,249,203	1,242,529	41.9%
Real estate – residential	1,094,204	29.0%	1,082,488	932,268	911,568	916,179	30.9%
Lease Financing Receivable	2,118	0.1%	1,907	2,283	2,409	2,556	0.1%
Obligations of States & subdivisions	26,143	0.7%	25,757	20,784	15,842	16,765	0.5%
Consumer	42,763	1.1%	42,967	40,459	39,233	42,070	1.4%
Loans held for sale	4,443	0.1%	2,225	6,703	8,213	7,678	0.2%
Total loans	$3,778,600	100%	$3,721,613	$3,131,627	$2,978,460	$2,967,231	100%

COMPOSITION OF DEPOSITS	Dec 31, 2022	Percent of Total	Sept 30, 2022	June 30, 2022	Mar 31, 2022	Dec 31, 2021	Percent of Total
Non-interest bearing	$1,630,203	29.7%	$1,770,848	$1,658,288	$1,648,451	$1,550,381	29.7%
NOW and other	1,769,699	32.2%	1,786,213	1,790,980	1,885,145	1,771,510	33.9%
Money Market/Savings	1,368,108	24.9%	1,423,953	1,326,245	1,337,419	1,320,284	25.3%
Time Deposits of less than $250,000	590,564	10.7%	418,931	400,354	424,183	445,879	8.5%
Time Deposits of $250,000 or more	135,830	2.5%	151,353	130,330	142,539	138,730	2.6%
Total Deposits	$5,494,404	100%	$5,551,298	$5,306,197	$5,437,737	$5,226,784	100%

ASSET QUALITY DATA	Dec 31, 2022		Sept 30, 2022	June 30, 2022	Mar 31, 2022	Dec 31, 2021
Nonaccrual loans	$12,591		$15,844	$23,678	$24,736	$28,013
Loans past due 90 days and over	289		571	527	-	45
Total nonperforming loans	12,880		16,415	24,205	24,736	28,058
Other real estate owned	4,832		10,328	1,985	2,834	2,565
Total nonperforming assets	$17,712		$26,743	$26,190	$27,570	$30,623

Nonperforming assets to total assets	0.27%		0.41%	0.43%	0.44%	0.50%
Nonperforming assets to total loans + OREO	0.47%		0.72%	0.84%	0.93%	1.03%
ACL to nonperforming loans	302.15%		233.66%	133.86%	127.83%	109.57%
ACL to total loans	1.03%		1.03%	1.04%	1.06%	1.04%

Qtr-to-date net charge-offs (recoveries)	$39		$(353)	$(329)	$(879)	$220
Annualized QTD net chg-offs (recs) to loans	0.004%		(0.04%)	(0.04%)	(0.12%)	0.03%

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(dollars in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	December 31, 2022			September 30, 2022			June 30, 2022			March 31, 2022			December 31, 2021
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$1,522,953	$8,312	2.18%	$1,612,066	$8,723	2.16%	$1,634,679	$8,372	2.05%	$1,413,523	$6,152	1.74%	$1,166,432	$5,059	1.73%
Tax-exempt
securities	453,651	3,934	3.47%	479,168	3,849	3.21%	492,405	3,721	3.02%	483,780	3,242	2.68%	397,906	2,641	2.65%
Total investment
securities	1,976,604	12,246	2.48%	2,091,234	12,572	2.40%	2,127,084	12,093	2.27%	1,897,303	9,394	1.98%	1,564,338	7,700	1.97%
in other banks	72,910	3	0.02%	143,867	2	0.01%	432,851	32	0.03%	825,877	13	0.01%	634,541	18	0.01%
Loans	3,749,561	46,670	4.98%	3,492,110	42,274	4.84%	3,013,228	34,663	4.60%	2,945,877	34,154	4.64%	2,956,657	36,835	4.98%
Total Interest
earning assets	5,799,075	58,919	4.06%	5,727,211	54,848	3.83%	5,573,163	46,788	3.36%	5,669,057	43,561	3.07%	5,155,536	44,553	3.46%
Other assets	647,446			645,661			539,078			533,612			508,800
Total assets	$6,446,521			$6,372,872			$6,112,241			$6,202,669			$5,664,336

Interest-bearing
liabilities:
Deposits	$3,801,632	$7,042	0.74%	$3,777,059	$2,748	0.29%	$3,706,711	$1,905	0.21%	$3,786,808	$2,283	0.24%	$3,330,603	$2,310	0.28%
Borrowed Funds	108,881	1,015	3.73%	13,261	92	2.78%	-	-	0.00%	-	-		-	-	0.00%
Subordinated
debentures	144,985	1,946	5.37%	144,910	1,886	5.21%	144,834	1,841	5.08%	144,759	1,819	5.03%	144,684	1,818	5.03%
Total interest
bearing liabilities	4,055,498	10,002	0.99%	3,935,230	4,726	0.48%	3,851,545	3,746	0.39%	3,931,567	4,102	0.42%	3,475,287	4,128	0.48%
Other liabilities	1,773,974			1,806,898			1,667,286			1,604,541			1,516,928
Shareholders' equity	617,049			630,744			593,410			666,561			672,121
Total liabilities and
shareholders'
equity	$6,446,521			$6,372,872			$6,112,241			$6,202,669			$5,664,336

Net interest
income (FTE)*		$48,917	3.08%		$50,122	3.35%		$43,042	2.97%		$39,459	2.66%		$40,425	2.98%

Net interest margin (FTE)*			3.37%			3.50%			3.09%			2.78%			3.14%

Core net interest
margin*			3.29%			3.44%			3.04%			2.73%			3.07%

*See reconciliation for Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
	Three Months Ended
Per Common Share Data	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022	Dec 31, 2021
Book value per common share	$26.92	$25.86	$27.30	$28.82	$32.17
Effect of intangible assets per share	8.95	8.93	8.98	9.03	8.86
Tangible book value per common share	$17.97	$16.93	$18.32	$19.79	$23.31

Diluted earnings per share	$0.68	$0.61	$0.76	$0.81	$0.75
Effect of acquisition and charter conversion charges	0.05	0.16	0.05	0.02	0.07
Tax on acquisition and charter conversion charges	(0.02)	(0.05)	(0.01)	-	(0.02)
Initial provision for acquired loans	-	0.17	-	-	-
Tax on initial provision for acquired loans	-	(0.04)	-	-	-
Effect of bargain purchase gain and loss on sale of fixed assets	-	-	-	-	(0.06)
Tax on bargain purchase gain and loss on sale of fixed assets	-	-	-	-	0.02
Effect of Treasury awards	-	-	-	(0.03)	-
BOLI income from death proceeds	-	-	-	(0.08)	-
Diluted earnings per share, operating	$0.71	$0.85	$0.80	$0.72	$0.76
	Year to Date
		2022		2021
Diluted earnings per share		$2.84		$3.03
Effect of acquisition and charter conversion charges		0.29		0.08
Tax on acquisition and charter conversion charges		(0.08)		(0.02)
Effect of bargain purchase gain and loss on sale of fixed assets		(0.01)		(0.04)
Tax on loss on sale of fixed assets		-		0.01
Effect of Treasury awards		(0.04)		(0.09)
Tax on Treasury awards		0.01		0.02
BOLI income from death proceeds		(0.08)		-
Effect on Contributions related to Treasury awards		0.01		0.07
Tax on Contributions related to Treasury awards		-		(0.02)
Initial provision for acquired loans		0.18		-
Tax on initial provision for acquired loans		(0.04)		-
Diluted earnings per share, operating		$3.08		$3.04
	Year to Date
		2022		2021
Net income available to common shareholders		$62,919		$64,167
Acquisition and charter conversion charges		6,410		1,607
Tax on acquisition and charter conversion charges		(1,621)		(406)
Bargain purchase gain and loss on sale of fixed assets		(165)		(903)
Tax on bargain purchase gain and loss on sale of fixed assets		42		229
Treasury awards		(872)		(1,826)
Tax on Treasury awards		221		462
BOLI income from death proceeds		(1,630)		-
Contributions related to Treasury awards		165		1,400
Tax on Contributions related to Treasury awards		(42)		(354)
Initial provision for acquired loans		3,855		-
Tax on initial provision for acquired loans		(976)		-
Net earnings available to common shareholders, operating		$68,306		$64,376

		Three Months Ended
Average Balance Sheet Data		Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022	Dec 31, 2021
Total average assets	A	$6,446,521	$6,372,872	$6,112,241	$6,202,669	$5,664,336
Total average earning assets	B	5,799,075	$5,727,211	$5,573,163	$5,669,057	$5,155,536

Common Equity	C	$617,049	$630,744	$593,410	$666,561	$672,121
Less intangible assets		208,684	205,871	184,555	185,639	171,482
Total Tangible common equity	D	$408,365	$424,873	$408,855	$480,922	$500,639

		Three Months Ended
Net Interest Income Fully Tax Equivalent		Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022	Dec 31, 2021
Net interest income	E	$47,921	$49,148	$42,101	$38,639	$39,757
Tax-exempt investment income		(2,939)	(2,875)	(2,780)	(2,422)	(1,973)
Taxable investment income		3,934	3,849	3,721	3,242	2,641
Net Interest Income Fully Tax Equivalent	F	$48,916	$50,122	$43,042	$39,459	$40,425

Annualized Net Interest Margin	E/B	3.31%	3.43%	3.02%	2.73%	3.08%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.37%	3.50%	3.09%	2.78%	3.14%

Total Interest Income, Fully Tax Equivalent
Total Interest Income		$57,923	$53,874	$45,847	$42,741	$43,885
Tax-exempt investment income		(2,939)	(2,875)	(2,780)	(2,422)	(1,973)
Taxable investment income		3,934	3,849	3,721	3,242	2,641
Total Interest Income, Fully Tax Equivalent	G	$58,918	$54,848	$46,788	$43,561	$44,553

Yield on Average Earning Assets, Fully Tax Equivalent	G/B	4.06%	3.83%	3.36%	3.07%	3.46%

Interest Income Investment Securities, Fully Tax Equivalent
Interest Income Investment Securities		$11,251	$11,598	$11,152	$8,574	$7,032
Tax-exempt investment income		(2,939)	(2,875)	(2,780)	(2,422)	(1,973)
Taxable investment Income		3,934	3,849	3,721	3,242	2,641
Interest Income Investment Securities, Fully Tax Equivalent	H	$12,246	$12,572	$12,093	$9,394	$7,700

Average Investment Securities	I	$1,976,604	$2,091,234	$2,127,084	$1,897,303	$1,564,338

Yield on Investment Securities, Fully Tax Equivalent	H/I	2.48%	2.40%	2.27%	1.98%	1.97%

		Three Months Ended
Core Net Interest Margin		Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022	Dec 31, 2021
Net interest income (FTE)		$48,916	$50,122	$43,042	$39,459	$40,425
Less purchase accounting adjustments		1,086	818	605	800	861
Net interest income, net of purchase accounting adj	J	$47,830	$49,304	$42,437	$38,659	$39,564

Total average earning assets		$5,799,075	$5,727,211	$5,573,163	$5,669,057	$5,155,536
Add average balance of loan valuation discount		10,928	2,681	3,085	3,836	4,353
Avg earning assets, excluding loan valuation discount	K	$5,810,003	$5,729,892	$5,576,248	$5,672,893	$5,159,889

Core net interest margin	J/K	3.29%	3.44%	3.04%	2.73%	3.07%

		Three Months Ended
Efficiency Ratio		Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022	Dec 31, 2021
Operating Expense
Total non-interest expense		$35,040	$35,903	$30,955	$28,590	$30,789
Pre-tax non-operating expenses		(1,190)	(3,641)	(1,337)	(408)	(1,602)
Adjusted Operating Expense	L	$33,850	$32,262	$29,618	$28,182	$29,187

Operating Revenue
Net interest income, FTE		$48,916	$50,122	$43,042	$39,459	$40,425
Total non-interest income		8,131	9,022	8,664	11,157	9,593
Pre-tax non-operating items		-	-	(336)	(2,331)	(1,300)
Adjusted Operating Revenue	M	$57,047	$59,144	$51,370	$48,285	$48,718

Efficiency Ratio, operating	L/M	59.34%	54.55%	57.66%	58.37%	56.91%

		Three Months Ended
Return Ratios		Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022	Dec 31, 2021
Net income available to common shareholders	N	$16,295	$14,043	$15,753	$16,829	$15,791
Acquisition and charter conversion charges		1,190	3,641	1,172	408	1,602
Tax on acquisition and charter conversion charges		(301)	(920)	(296)	(103)	(405)
Initial provision for acquired loans		-	3,855
Tax on initial provision for acquired loans		-	(976)
Bargain purchase gain and loss on sale of fixed assets		-	-	(165)	-	(1,300)
Tax on bargain purchase gain and loss on sale of fixed assets		-	-	41	-	329
Treasury awards		-	-	(171)	(702)	-
Tax on Treasury awards		-	-	43	178	-
Charitable contributions related to Treasury awards		-	-	165	-	-
Tax on charitable contributions related to Treasury awards		-	-	(42)	-	-
BOLI income from death proceeds		-	-	-	(1,630)	-
Net earnings available to common shareholders, operating	O	$17,184	$19,643	$16,500	$14,980	$16,017

Pre-Tax Pre-Provision Operating Earnings
Earnings before income taxes	P	$20,307	$17,967	$19,210	$21,206	$19,665
Acquisition and charter conversion charges		1,190	3,641	1,172	408	1,602
Provision for loan losses		705	4,300	600	-	(1,104)
Bargain purchase gain and loss on sale of fixed assets		-	-	(165)	-	(1,300)
Treasury Awards		-	-	(171)	(702)	-
Charitable contributions related to Treasury awards		-	-	165	-	-
BOLI income from death proceeds		-	-	-	(1,630)	-
Pre-Tax, Pre-Provision Operating Earnings	Q	$22,202	$25,908	$20,811	$19,282	$18,863

Annualized return on avg assets	N/A	1.01%	0.88%	1.03%	1.09%	1.12%
Annualized return on avg assets, oper	O/A	1.07%	1.23%	1.08%	0.97%	1.13%
Annualized pre-tax, pre-provision, oper	Q/A	1.38%	1.63%	1.36%	1.24%	1.33%
Annualized return on avg common equity, oper	O/C	11.14%	12.46%	11.12%	8.99%	9.53%
Annualized return on avg tangible common equity, operating	O/D	16.83%	18.49%	16.14%	12.46%	12.80%

	Three Months Ended
Capital Ratios	Dec 31, 2022*	Sept 30, 2022	June 30, 2022	Mar 31, 2022	Dec 31, 2021
Common equity tier 1 (CET1) ratio	12.7%	12.6%	12.7%	13.1%	13.7%
Leverage (Tier 1) ratio	9.4%	9.3%	8.6%	8.2%	9.2%
Total risk based capital ratio	16.7%	16.7%	17.3%	17.9%	18.6%
Tangible common equity ratio	6.9%	6.5%	6.4%	6.7%	8.3%
*estimated

Contacts

For additional information, contact:
M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998